                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                        [ X ]
Filed by a Party other than the Registrant     [   ]
Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              L.B. FOSTER COMPANY
            --------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

       [ X ]    No fee required.
       [   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
                0-11.
                1)      Title of each class of securities to which transaction
                        applies:
                        ------------------------------------------------------------
                2)      Aggregate number of securities to which transaction applies:
                        ------------------------------------------------------------
                3)      Per unit price or other underlying value of transaction
                        computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                        ------------------------------------------------------------
                4)      Proposed maximum aggregate value of transaction:
                        ------------------------------------------------------------
                5)      Total fee paid:
                        ------------------------------------------------------------
       [   ]    Fee paid previously with preliminary materials.
       [   ]    Check box if any part of the fee is offset as provided by Exchange
                Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
                registration statement number, or the Form or Schedule and the date of its filing.
                1)      Amount Previously Paid:
                        ------------------------------------------------------------
                2)      Form, Schedule or Registration Statement No.:
                        ------------------------------------------------------------
                3)      Filing Party:
                        ------------------------------------------------------------
                4)      Date Filed:
                        ------------------------------------------------------------

L.B. FOSTER LOGO
                              L.B. FOSTER COMPANY
                               415 HOLIDAY DRIVE
                         PITTSBURGH, PENNSYLVANIA 15220

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 2000

To the Stockholders:

     L.B. Foster Company will hold its annual stockholders' meeting at the Radisson Hotel GreenTree, 101 Marriott Drive, Pittsburgh, Pennsylvania on Wednesday, May 10, 2000 at 11:00 a.m., local time, for the purposes of:

     1. Electing a board of five directors for the ensuing year.

     2. Approving the appointment of Ernst & Young, LLP as our independent auditors for 2000.

     3. Any other matters that properly come before the shareholders at the meeting.

     Only holders of record of common stock at the close of business on March 28, 2000 will be entitled to vote at the meeting or at any adjournment thereof. The stock transfer books will not be closed. The list of stockholders entitled to vote will be available for examination by any stockholder, during ordinary business hours, at the Company's principal executive offices, 415 Holiday Drive, Pittsburgh, Pennsylvania 15220, for a period of ten days prior to the meeting.

     Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

                                        David L. Voltz
                                        Secretary

Pittsburgh, Pennsylvania
April 12, 2000

                              L.B. FOSTER COMPANY
                               ------------------

                                PROXY STATEMENT
                               ------------------

                              GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of L.B. Foster Company (the "Company") for use at the annual meeting of stockholders to be held May 10, 2000 and at any adjournment thereof. This proxy statement, the enclosed form of proxy and the Company's 1999 annual report were mailed to stockholders on or about April 12, 2000. Any proxy given pursuant to this solicitation may be revoked at any time before its use by written notice of revocation delivered to the Company at its principal executive offices, 415 Holiday Drive, Pittsburgh, Pennsylvania 15220, attention: Secretary, or by attendance at the meeting and voting in person.

     The presence, in person or by proxy, of the record holders of a majority of the Company's outstanding common stock is necessary to constitute a quorum. At March 28, 2000, the record date for entitlement to vote at the meeting, there were 9,499,106 shares of common stock outstanding. A quorum will therefore require the presence, in person or by proxy, of the holders of at least 4,749,554 shares. Where a stockholder's proxy or ballot indicates that no vote is to be cast on a particular matter (including broker non-votes) the shares of such stockholders are nevertheless counted as being present at the meeting for the purposes of the vote on that matter.

     Only holders of record of the common stock at the close of business on March 28, 2000, are entitled to notice of and to vote at the meeting or at any adjournment thereof. Such stockholders will have one vote for each share held on that date. The common stock does not have cumulative voting rights. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting. The appointment of Ernst & Young, LLP as the Company's independent auditors for 2000 and other matters shall also require that more votes be cast in favor of the item than are cast against the item.

     If the enclosed form of proxy is properly executed and returned, it will be voted as directed. If no directions are given, the proxy will be voted FOR the election of the five nominees named herein as directors and FOR approval of the independent auditors for 2000.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegram by officers or employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but under arrangements made with brokers, custodians, nominees and fiduciaries to send proxy material to the beneficial owners of shares held by them, the Company may reimburse them for their expenses in so doing.

STOCK OWNERSHIP

     The following table shows the number of common stock beneficially owned by:

     - each person who has reported beneficial ownership or more than 5% of the Company's common stock;

     - each director;

     - each executive officer named in the Summary Compensation Table on page 6; and

     - the directors and executive officers as a group.

     Information furnished by owners of more than 5% of the Company's common stock is based upon the latest report furnished to the Company and may not be current.

                                                              NUMBER OF
                                                               SHARES      PERCENT OF
                            NAME                              OWNED (a)    SHARES (b)
                            ----                              ---------    ----------
More than 5% Stockholders:
  Artisan Partners Limited Partnership (c)                    1,145,700(d)   12.06
  Dimensional Fund Advisors Inc. (c)                            790,800(e)    8.32
  The TCW Group, Inc. (c)                                       535,200       5.63
Directors:
  Lee B. Foster II                                              430,086       4.42
  Henry J. Massman IV                                            11,083       0.12
  John W. Puth                                                   77,000       0.81
  William H. Rackoff                                             32,000       0.34
  Richard L. Shaw                                                38,000       0.40
Executive Officers:
  Dean A. Frenz
     Senior Vice President--Rail Distribution Products           68,259       0.71
  Stan L. Hasselbusch
     President and Chief Operating Officer                       97,802       1.02
  Roger F. Nejes
     Senior Vice President--Finance and Administration
       and Chief Financial Officer                               69,377       0.73
  Alec C. Bloem
     Senior Vice President--Concrete Products                     4,176       0.04
  All Directors and Executive Officers as a Group             1,081,667      10.67

---------

(a) This column shows the number of shares with respect to which the named person or group had direct or indirect sole or shared voting or investment power, whether or not beneficially owned by him. It includes shares which the named person or group had the right to acquire within 60 days after March 28, 2000 through the exercise of stock options (232,500 for Mr. Foster, 10,000 for

    Mr. Massman, 35,000 for Mr. Puth, 20,000 for Mr. Rackoff, 35,000 for Mr. Shaw, 50,000 for Mr. Frenz, 60,500 for Mr. Hasselbusch, 38,750 for Mr. Nejes, 2,500 for Mr. Bloem and 603,125 for the directors and executive officers of the Company as a group).

(b) The percentages in this column are based on the assumption that any shares which the named person has the right to acquire within 60 days after March 28, 2000 have been acquired and are outstanding.

(c) The address of Artisan Partners Limited Partnership is 1000 North Water Street, #1770, Milwaukee, WI 53202, the address of the TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, CA 90017 and the address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(d) These shares reportedly have been acquired on behalf of discretionary clients of Artisan Partners Limited Partnership.

(e) These shares reportedly are owned by investment advisory clients for which Dimensional Fund Advisors, Inc. serves as investment manager.

                             ELECTION OF DIRECTORS

     A board of five directors is to be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Information concerning the nominees is set forth below. The nominees are currently serving on the Board of Directors.

      NOMINEE
      -------
Lee B. Foster II          Mr. Foster, age 53, has been Chief Executive Officer and a director of the Company since 1990. Mr. Foster is a director of Wabtec Corporation, a manufacturer of components for
                          locomotives, freight cars and passenger transit vehicles.
                          Wabtec Corporation also provides aftermarket services,
                          including locomotive and freight car maintenance.
Henry J. Massman IV       Mr. Massman, age 37, has been a director of the Company
                          since November, 1998. He has been President and Chief
                          Executive Officer of Massman Construction Co., Inc., a heavy civil, bridge and marine contractor, since 1988.
John W. Puth              Mr. Puth, age 71, has been a director of the Company since
                          1977. He is a managing member of J.W. Puth Associates, LLC and a general partner of BVCF III and BVCF IV (institutional venture capital funds). Mr. Puth is a director of BWAY
                          Corporation (a container manufacturer), US Freightways, Inc.
                          (trucking logistics and freight forwarding), A.M. Castle,
                          Inc. (metal fabrication and distributor) and several private manufacturing companies.
William H. Rackoff        Mr. Rackoff, age 51, has been a director of the Company
                          since 1996. Mr. Rackoff has been President of Asko, Inc.,
                          which manufactures custom engineered tooling for the
                          metalworking industry, since 1991 and became Chief Executive
                          Officer of Asko, Inc. in 1995.
Richard L. Shaw           Mr. Shaw, age 72, has been a director of the Company since
                          1992. He has served as Chairman of the Board of Michael
                          Baker Corporation, an engineering and construction company, since 1991. Mr. Shaw has been Chief Executive Officer of
                          Michael Baker Corporation from 1984 until May 1992, from
                          September 1993 until October 1994, and from September 1999 to the present.

     The foregoing nominees were nominated by the Board of Directors and have expressed their willingness to serve as directors if elected. However, should any of such persons be unavailable for election, the proxies (except for proxies that withhold authority to vote for directors) will be voted for such substitute nominee or nominees as may be chosen by the Board of Directors, or the number of directors may be reduced by appropriate action of the Board.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held five meetings during 1999. Each incumbent nominee attended more than seventy-five percent of the total number of meetings held by the Board of Directors and the committees of the Board on which he served.

     Messrs. Puth (Chairman) and Foster constitute the Executive Committee of the Board of Directors. The Finance and Audit Committee is composed of Messrs. Shaw (Chairman), Puth and Rackoff, the

Personnel & Compensation Committee is composed of Messrs. Puth (Chairman), Massman and Shaw, and the Option Committee is composed of Messrs. Puth, Rackoff and Shaw.

     The Finance and Audit Committee, which held two meetings during 1999, is responsible for reviewing, with the independent auditors and management, the work and findings of the auditors as well as the effectiveness of the Company's internal auditing department and the adequacy of the Company's internal controls and the accounting principles employed in financial reporting. The Personnel & Compensation Committee, which met on five occasions in 1999, is responsible for reviewing and approving all general employee benefit programs and recommending for approval officer compensation and organizational changes. The Option Committee, which met once in 1999, is responsible for the administration of the Company's stock option plan. The Company has no standing nominating committee of the Board of Directors. The Executive Committee did not meet in 1999.

DIRECTOR'S COMPENSATION

     Outside directors are paid a base annual fee of $14,000, plus $1,000 for each board meeting attended and $500 for each committee meeting attended. During 1999, Mr. Puth was awarded non-qualified stock options to purchase up to 10,000 shares of common stock at an exercise price of $5.75 per share. No compensation is paid for participating in special telephonic meetings or executing unanimous consents in lieu of meetings. Under the 1998 Long Term Incentive Plan, as amended and restated, each outside director, commencing with the May 10, 2000 annual shareholders' meeting, automatically shall be awarded annually a non-qualified option to acquire up to 5,000 shares of the Company's common stock. Management directors receive no separate compensation for their services as directors.

Section 16(a) Beneficial Ownership Reporting Compliance.

     On June 16, 1999, Lee B. Foster II exercised an option to acquire 2,500 shares of the Company's common stock. The required Form 4 was filed with the Securities and Exchange Commission on July 13, 1999.

                      APPROVAL OF APPOINTMENT OF AUDITORS

     The firm of Ernst & Young, LLP has served as the Company's independent auditors since 1990 and has been appointed as the Company's independent auditors for the fiscal year ending December 31, 2000. The Board of Directors recommends a vote FOR approval of this appointment.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding the compensation of the Company's five most highly paid executive officers (the "Named Executive Officers").

                                                                                     LONG TERM
                                            ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                  ----------------------------------------   -------------------------
                                                                 OTHER                                       ALL
                                                                 ANNUAL       RESTRICTED     OPTIONS/       OTHER
                                          SALARY     BONUS    COMPENSATION   STOCK AWARDS      SARS      COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR      ($)     ($)(1)       ($)(2)         ($)(3)      (# SHARES)      ($)(4)
---------------------------       ----    ------    ------    ------------   ------------   ----------   ------------
Lee B. Foster II................  1999    292,000    73,353       *             18,858             0        29,376
  Chief Executive Officer and     1998    283,000   114,295       *             31,950        32,500        28,988
    Chairman                      1997    280,000    69,049       *             19,480             0        26,493
Stan L. Hasselbusch.............  1999    200,000    50,241       *             12,919             0        18,162
  President and                   1998    175,721    82,967       *             19,837        50,000        16,081
    Chief Operating Officer       1997    151,250    39,900       *              9,845             0        12,822
Alec C. Bloem...................  1999    168,250    25,372      99,781(6)       5,236        15,000         9,142
  Senior Vice President--         1998(5)  58,526     9,443       *                992        10,000         1,756
    Concrete Products
Dean A. Frenz...................  1999    166,000    29,619       *              7,613             0        14,376
  Senior Vice President--         1998    162,000    57,287       *             16,014             0        13,856
    Rail Distribution             1997    160,000    21,469       *              6,057             0        12,911
Roger F. Nejes..................  1999    154,219    32,284      18,744(7)       8,300             0        12,732
  Senior Vice President--         1998    150,000    50,486       *             14,115        15,000        12,979
    Finance and Administration    1997    140,000    28,772      18,190(8)       8,118             0        10,485
      and Chief Financial
         Officer

---------

(1) The amounts included in this column for 1999 include, in addition to cash, the value, at $4 1/16 per share of the Company's Stock issued to the named executive officers on April 1, 2000 pursuant to the Company's 1999 bonus plan. The amounts for 1998 include, in addition to cash, the value at $5 3/16 per share of the Company's common stock issued pursuant to the Company's 1998 bonus plan. The amounts for 1997 include, in addition to cash, the value at $5 1/8 per share of the Company's common stock issued pursuant to the Company's 1997 bonus plan. The stock is subject to forfeiture if, subject to certain exceptions, the recipient's employment with the Company terminates within two years after the date of the stock's issuance.

(2) The amounts disclosed in this column include the value of Company provided term life insurance, leased car, executive medical reimbursement plan, relocation expenses and country club dues and fees.

(3) Pursuant to the Company's 1999 bonus plan, 13,028 shares of the Company's common stock were awarded to the named executive officers, with 4,642 shares awarded to Mr. Foster; 3,180 shares awarded to Mr. Hasselbusch; 1,289 shares awarded to Mr. Bloem; 1,874 shares awarded to Mr. Fenz; and 2,043 shares awarded to Mr. Nejes. Dividends are payable on the restricted shares to the same extent as other shares of common stock. The awards set forth in this column also are included in the named executive officer's annual bonus and are further described in footnote (1). As of December 31, 1999, Mr. Foster held 9,960 shares of restricted common stock valued at $48,555; Mr. Hasselbusch held 5,745 shares valued at $28,007; Mr. Frenz held 4,269 shares valued at $20,811 and Mr. Nejes held 4,305 shares valued at $20,987.

(4) The amounts disclosed in this column include the Company contributions to the L.B. Foster Company Voluntary Investment Plan and the Supplemental Executive Retirement Plan.

(5) The amounts disclosed are for a partial 1998 calendar year.

(6) This amount includes relocation expenses in the amount of $92,363.

(7) This amount includes country club dues and fees of $5,378 and $9,660 for a leased car.

(8) This amount includes country club dues and fees of $5,446 and $9,396 for a leased car.

* The total is less than 10% of the executive's total salary and bonus for the year.

OPTION GRANTS

     The following table provides information on non-qualified stock options granted to the named executive officers in 1999:

                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                              NUMBER OF    % OF TOTAL                               ANNUAL RATES OF STOCK
                                SHARES      OPTIONS                                   PRICE APPRECIATION
                              UNDERLYING   GRANTED TO     EXERCISE                   FOR OPTION TERM ($)
                               OPTIONS     EMPLOYEES      OR BASE      EXPIRATION   ----------------------
NAME                           GRANTED      IN 1999     PRICE ($/SH)      DATE         5%          10%
----                           -------      -------     ------------      ----      ---------   ----------
Alec C. Bloem                   15,000(a)        12        5.375        10/18/09     $50,700     $128,475

---------
(a) The option vests at the rate of 25% per year, commencing one year after the date of grant, and is exercisable until ten years after the date of the grant.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table provides information on option exercises in fiscal 1999 by the named executive officers and such officers' unexercised options at December 31, 1999. The Company has not awarded any stock appreciation rights.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                          OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                          SHARES                            YEAR-END (#)               FISCAL YEAR-END ($)
                       ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                   EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ------------   ------------   -----------   -------------   -----------   -------------
Lee B. Foster II          12,500         26,438        167,500        --            $219,363        --
Stan L. Hasselbusch       --             --             60,500        57,500          53,734         9,281
Alec C. Bloem             --             --              2,500        22,500           1,238         3,713
Dean A. Frenz             --             --             50,000        --              62,250        --
Roger F. Nejes            --             --             38,750        11,250          45,281         5,569

                       PERSONNEL & COMPENSATION COMMITTEE
                              AND OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The three member Personnel & Compensation Committee (the "Compensation Committee") of the board of directors is composed of non-employee directors and is generally responsible for determining the compensation of the Company's executive officers, except for decisions made by the Option

Committee concerning stock option awards. The decisions by the Compensation Committee are then reviewed by the full board. This report is submitted by Messrs. Massman, Puth and Shaw in their capacity as the board's Compensation Committee, and Messrs. Puth, Rackoff and Shaw in their capacity as the Option Committee, and addresses the Company's compensation policies for 1999 as they were generally applicable to the Company's executive officers and as they were specifically applicable to Mr. Foster.

               COMPENSATION POLICIES REGARDING EXECUTIVE OFFICERS

     The Compensation Committee's policies are designed to enable the Company to attract and retain qualified executives and to provide incentives for the achievement of the Company's annual and long-term performance goals. The vehicles for compensating and motivating executive officers include cash compensation, stock awards, stock options, participation in a 401(k), a supplemental executive retirement plan and other benefits. The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended, since the Company has not and currently does not anticipate paying compensation in excess of $1 million per annum to any employee.

CASH COMPENSATION

     Each year the Company obtains survey data in order to determine the competitiveness of its pay structure for senior management. The surveys considered in determining the pay scales for 1999 were published by Watson Wyatt Data Services and covered companies that were manufacturers of durable goods with annual sales of up to $310 million, fabricators of metal products with annual sales of up to $435 million, or general manufacturers with sales of up to $350 million. The data indicates that the Company's executive officers' base salaries average 15.19% below the blended average of the median base salaries for comparable positions in such industries.

     The Company uses survey data only to establish rough guidelines for its decisions on executive compensation. Specific decisions are then made largely on subjective assessments of the officer's performance, the responsibilities and importance of the officer's position within the Company and the overall performance of the Company.

     During 1999, the Company also maintained an Incentive Compensation Plan to provide incentives and rewards for employees. Awards to executive officers under the Incentive Compensation Plan are in the form of both cash and Company stock and are based upon the Corporation's overall profitability, the officer's grade level and base salary and, for officers who are responsible for particular operating units, the performance of such operating units. For 1999, cash awards under the Plan ranged from 6.5% to 18.7% of the 1999 base compensation of the Company's executive officers. Survey data published by Watson Wyatt Data Services indicate that the current salaries plus cash incentive compensation (excluding stock awards under the Incentive Compensation Plan) paid to the Company's executive officers were 21.47% below the blended aggregate median cash compensation for comparable executive positions in the durable goods manufacturing industry, metal fabricating industry and general manufacturing industry. In addition, the Company awarded 24,270 shares of the Company's common stock to its executive officers, which stock is subject to forfeiture if, subject to certain exceptions, the executive's employment with the Company terminates within two years from the date of the award. Awards of stock to Messrs. Bloem, Foster, Frenz, Hasselbusch and Nejes are included in the Summary Compensation Table.

     Many of the companies included in the peer group used to compare shareholder returns are substantially larger than the Company and do not necessarily represent the Company's most direct competition for executive talent. Consequently, the survey data used by the Compensation Committee does not correspond to the peer group index in the five-year Total Return graph included in the proxy statement.

STOCK OPTION PLAN

     The Company's 1985 Long-Term Incentive Plan as Amended and Restated and the 1998 Long-Term Incentive Plan (the "Plans") authorizes the award of stock options and stock appreciation rights ("SAR's") to key employees, officers and directors of the Company and its subsidiaries. The Plans are designed to motivate key employees by providing participants with a direct, financial interest in the long-term performance of the Company. The participants and their awards are determined by the Option Committee of the board of directors. The purchase price of optioned shares must be at least the fair market value of the common stock on the date the option is granted, and the term of options may not exceed ten (10) years. Both "incentive stock options" and "non-qualified stock options" may be awarded under the Plan. Stock appreciation rights may be awarded at any time prior to six months before the stock option's expiration date and represent the right to receive payment of an amount not exceeding the amount by which the average of the reported high and low sales prices of the Company's common stock on the trading day immediately preceding the date of exercise of the SAR exceeds the option exercise price. The exercise of a SAR cancels the related stock option. In determining the number of options to award a participant, the Option Committee generally takes into account, among other factors, the number of options previously awarded to the participant.

RETIREMENT PLAN

     The Company maintains the L. B. Foster Company Voluntary Investment Plan, a salary reduction plan qualifying under Section 401(k) of the Internal Revenue Code, covering all salaried employees with over one (1) year of service. Eligible employees may contribute up to 15% (10% maximum on a pre-tax basis) of their compensation to the Plan, and the Company is required to contribute 1% of the employee's compensation plus $.50 for each $1.00 contributed by the employee, subject to a maximum of from 4% to 6% of the employee's compensation. Based upon the Company's financial performance against predetermined criteria, the Company may be required to contribute up to an additional $.50 for each $1.00 so contributed. The Company also may make additional discretionary contributions to the Plan. Company contributions vest upon completion of five
(5) years of service. The Company's contributions for 1998 to the Voluntary Investment Plan for Messrs. Bloem, Foster, Frenz, Hasselbusch and Nejes are included in the Summary Compensation Table. The Company also maintains a Supplemental Executive Retirement Plan under which executive officers may accrue benefits which approximate the benefits which the executives cannot receive under the Voluntary Investment Plan because of Internal Revenue Code limitations.

OTHER COMPENSATION PLANS

     At various times in the past, the Company has adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate and has adopted certain executive officer leased vehicle, life and health insurance programs. The incremental cost to the Company of the executive officers' benefits provided under these programs for Messrs. Bloem, Foster, Frenz, Has-selbusch and Nejes are included in the Summary Compensation Table, if such benefits exceeded 10% of named officer's salary and bonus for the year. Benefits under these plans are not directly or indirectly tied to Company performance.

                         MR. FOSTER'S 1999 COMPENSATION

     Mr. Foster is eligible to participate in the same executive compensation plans as are available to other executive officers. Mr. Foster's annual salary for 1999 was $292,000 and was increased on March 1, 2000 to an annual salary of $310,000. According to data published by Watson Wyatt Data Services, Mr. Foster's 1999 salary was approximately 14.2% below the blended average of the median base salary for chief executive officers of metal fabricating companies with median sales of $166 million, durable goods manufacturing companies with median sales of $216 million and general manufacturing companies with median sales of $283 million. Consistent with the Compensation Committee's general practice, there was no special attempt to set Mr. Foster's compensation in any particular relationship to the compensation data.

     As a participant in the Incentive Compensation Plan, Mr. Foster received a cash award of $54,495 for 1999 plus 4,642 shares of the Company's common stock. Under the Plan, Mr. Foster's award was based upon the Company's 1999 pre-tax income. According to data published by Watson Wyatt Data Services, Mr. Foster's 1999 total of base salary and cash incentive compensation (excluding stock awards) was 22.47% below the blended median total cash compensation of the chief executive officers in the durable good manufacturing industry, in the metal fabrication industry and in general manufacturing.

                                          PERSONNEL & COMPENSATION COMMITTEE

                                          John W. Puth, Chairman
                                          Richard L. Shaw
                                          Henry J. Massman IV

                                          OPTION COMMITTEE

                                          John W. Puth
                                          William H. Rackoff
                                          Richard L. Shaw

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

          AMONG L.B. FOSTER COMPANY, THE NASDAQ STOCK MARKET-US INDEX
                                AND A PEER GROUP

                                                                                                              NASDAQ STOCK
                                                   L.B. FOSTER COMPANY             PEER GROUP                 MARKET (U.S.)
                                                   -------------------             ----------                 -------------
12/94                                                    100.00                      100.00                      100.00
12/95                                                    130.77                       97.64                      141.33
12/96                                                    115.38                       96.69                      173.89
12/97                                                    151.92                      107.86                      213.07
12/98                                                    208.85                       75.73                      300.25
12/99                                                    150.00                       92.97                      542.43

* $100 invested on 12/31/94 in stock or index--including reinvestment of dividends.
 Fiscal year ending December 31.

     The Peer Group is composed of the following steel or iron related companies where stocks are listed on domestic securities exchanges: Ampco-Pittsburgh Corp., Bayou Steel Corp. La Place, Bethlehem Steel Corp., Birmingham Steel Corp., Carpenter Technology Corp., Friedman Inds. Inc., Hmi Inds., Inc., Keystone Cons Inds. Inc., LTV Corp. New, Matec Corp., Maverick Tube Corp., Meridian Natl. Corp., N.S. Group, Inc., National Std Co., Nucor Corp., Oregon Steel Mills, Inc., Precision Castparts Corp., Quanex Corp., Texas Inds. Inc., Tubos De Acero De Mexico S.A., Tyler Corp. Del., USX US Steel Group, Weirton Steel Corp., Whx Corp.

                             ADDITIONAL INFORMATION

     Management is not aware at this time of any other matters to be presented at the meeting. If, however, any other matters should come before the meeting or any adjournment thereof, the proxies will be voted in the discretion of the proxyholders.

     Representatives of Ernst & Young, LLP are expected to be in attendance at the meeting to respond to appropriate questions from stockholders and will have an opportunity to make a statement if they so desire.

     Stockholders' proposals intended to be presented at the Company's 2001 annual meeting must be received by the Company no later than December 31, 2000 to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. A nomination of a person for election as a director and any other proposal made by a shareholder shall not be considered unless written notice has been received by the Company's Secretary not less than 90 days in advance of the meeting or, if later, the seventh calendar day following the first public announcement of the date of the meeting.

Pittsburgh, Pennsylvania
April 12, 2000

                     PLEASE MARK, DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                              L.B. FOSTER COMPANY

                                  MAY 10, 2000



                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

[X]  Please mark your
     votes as in this
     example.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEM 2

Item 1  Election of the following nominees as Directors.


      FOR all          WITHHOLD AUTHORITY
     Nominees       to vote for all nominees      Nominees:  L.B. Foster II
                                                             H.J. Massman IV
       [ ]                    [ ]                            J.W. Puth
                                                             W.H. Rackoff
                                                             R.L. Shaw

     WITHHOLD AUTHORITY to vote for the following only, write the name of the Nominee(s) in the space below.


     ___________________________________________________________________________

Item 2  Approve appointment of Ernst & Young as Independent Auditors for 2000.

        FOR           AGAINST           ABSTAIN

        [ ]             [ ]               [ ]


                 (PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                       PROMPTLY IN THE ENCLOSED ENVELOPE)



Signature: __________________________________________ Date: ______________, 2000



_____________________________________________________ Date: ______________, 2000
             SIGNATURE IF HELD JOINTLY


NOTE: Please sign exactly as name appears on the certificate (representing shares to be voted by this proxy as shown on the label above. When signing as executor, administrator, attorney, trustee or guardian please sign full title as such.) If a correspondent, please sign full corporate name by president or other authorized officer. If a partnership, please sign the partnership name by authorized person.

                                     PROXY

                              L.B. FOSTER COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 10, 2000

The undersigned hereby appoints Lee B. Foster II and Stan L. Hasselbusch, and each or any of them, to represent the L.B. Foster Company common stock of the undersigned at the Annual Meeting of Stockholders of L.B. Foster Company to be held at the Radisson Hotel Green Tree, 101 Marriott Drive, Pittsburgh, Pennsylvania on May 10, 2000 at 11:00 a.m. or at an adjournment thereof.

The shares represented by this proxy will be voted as directed by the stockholder. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1, AND "FOR" ITEM 2. If any other matter should come before the meeting or any adjournment thereof, this proxy will be voted in the discretion of the proxyholders. If any nominee for director in unavailable for election, this proxy may be voted for a substitute nominee chosen by the Board of Directors.

           (PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY)